As filed with the Securities and Exchange Commission on May 2, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

17150 South Margay Avenue

Carson, California 90746

(310) 735-0553

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Theodore Sanders Chief Financial Officer U.S. Auto Parts Network, Inc. 17150 South Margay Avenue Carson, California 90746 (310) 735-0085	Matthew T. Browne, Esq. Nathan J. Nouskajian, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.001 per share(1)	$200,000,000	$23,220

(1)	There is being registered hereunder an indeterminate number of shares of common stock of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 2, 2011

PROSPECTUS

$200,000,000

Common Stock

This prospectus and the accompanying prospectus supplement will allow us to sell shares of our common stock over time in one or more offerings, with an aggregate offering price of up to $200,000,000. Each time we offer shares of our common stock, we will provide you with a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. You should read this prospectus, the information incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus carefully before you invest.

Our common stock is listed on the NASDAQ Global Market under the symbol “PRTS”. On April 29, 2011, the last reported sale price of our common stock was $7.76 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and as updated in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell any common stock unless accompanied by a prospectus supplement.

The common stock may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any common stock with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such common stock and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May     , 2011.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus, any applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell shares of our common stock in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the common stock we may offer. Each time we sell any of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with that offering. We may also add, update or change in a prospectus supplement or a related free writing prospectus any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus, include all material information relating to this offering. You should carefully read each of this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information described under “Where You Can Find More Information” before buying common stock in this offering.

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SUMMARY

To understand this offering fully and for a more complete description of the legal terms of this offering as well as our company and the common stock being sold in this offering, you should read carefully the entire prospectus, the prospectus supplement, any free writing prospectus and the other documents to which we may refer you, including the documents incorporated by reference in the prospectus, “Risk Factors” and our consolidated financial statements and notes to those statements incorporated by reference in this prospectus. Reference to “U.S. Auto Parts,” the “Company,” “we,” “us” and “our” refers to U.S. Auto Parts Network, Inc. and our subsidiaries, unless the context requires otherwise.

U.S. AUTO PARTS NETWORK, INC.

Company Overview

We are one of the leading online sources for automotive aftermarket parts and repair information. Our vision is that vehicle owners never overpay for service and repair. Our mission is to be the service and repair advocate for vehicle owners, to increase their confidence in the repair process, and to provide the most affordable option for their service and repair needs.

We principally sell our products, identified as stock keeping units, or SKUs, to individual consumers through our network of websites and online marketplaces. Our user-friendly websites provide customers with a comprehensive selection of approximately 1,800,000 SKUs with detailed product descriptions and photographs. We have developed a proprietary product database that maps our SKUs to product applications based on vehicle makes, models and years.

Our online sales channel and relationships with suppliers enable us to eliminate several intermediaries in the traditional auto parts supply chain and offer a broad selection of SKUs. Additionally, as an online retailer, we believe greater economies of scale can be achieved online than in brick and mortar stores.

We started in 1995 as a distributor of aftermarket auto parts and launched our first website in 2000. Since then, we have continued to expand our online operations, increasing the number of SKUs sold through our e-commerce network, adding additional websites, improving our internet marketing proficiency, and commencing sales on online marketplaces.

In August 2010, we acquired all of the issued and outstanding shares of Automotive Specialty Accessories and Parts, the nation’s leading catalog and internet direct marketer of automotive aftermarket parts and accessories. This acquisition has expanded our product line into all terrain vehicles, recreational vehicles and motorcycles, as well as provided us deep product knowledge into niche segments like Jeep, Volkswagen and trucks. The expansion of our product line increases our ability to reach customers in the do-it-yourself, or DIY, automobile and off-road accessories market. Our flagship websites are located at www.autopartswarehouse.com, www.partstrain.com, www.jcwhitney.com, and www.stylintrucks.com.

Corporate Information

We were incorporated in Delaware in 1995. Our principal executive offices are located at 17150 South Margay Avenue, Carson, California 90746. Our telephone number is (424) 702-1455. Our corporate website is www.usautoparts.net. We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before you make a decision to invest in our common stock, you should consider carefully the risks described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended January 1, 2011, as filed with the SEC on March 17, 2011, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. The risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, and any applicable prospectus supplement including the documents we incorporate by reference therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or other similar words (including their use in the negative), or by discussions of future matters that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” above and in any applicable prospectus supplement or related free writing prospectus and any documents incorporated by reference herein or therein could substantially harm our business, results of operations and financial condition and that if any of these events occurs, the trading price of our common stock could decline and you could lose all or a part of the value of your common stock.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or related free writing prospectus or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the common stock offered hereby for general corporate purposes, including, among other things, working capital requirements and potential repayment of indebtedness that may be outstanding at the time of any offering under this prospectus. In addition, from time to time, we have evaluated and we expect to continue to evaluate and potentially pursue possible strategic alliances, acquisitions, joint ventures, or other business combinations or other transactions that are complementary to our business. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our second amended and restated certificate of incorporation authorizes us to issue 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of April 29, 2011, 30,524,994 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our second amended and restated certificate of incorporation and our amended and restated bylaws, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Voting. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval, and do not have cumulative voting rights.

Dividends and Other Distributions. Subject to any preferential rights of outstanding preferred stock, if any, holders of our common stock are entitled to share ratably in any dividends declared by our board of directors on the common stock and paid out of funds legally available for such dividends.

Distribution on Dissolution. Subject to any preferential rights of outstanding preferred stock, if any, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in any assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Registration Rights. The holders of 9,333,485 shares of our common stock, or their transferees, are entitled to certain rights with respect to the registration of such shares (such shares being referred to herein as “registrable securities”) under the Securities Act, as follows:

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Demand Registration Rights. The holders of a majority of the registrable securities may request that we register all or a portion of their shares of registrable securities with an aggregate offering price of at least $10,000,000. Upon their request, we must, subject to some restrictions and limitations, use reasonable best efforts to cause a registration statement covering the number of shares of registrable securities that are subject to the request to become effective. The holders of registrable securities may only require us to file a maximum of two registration statements in response to their demand registration rights, and we may delay such registration under certain circumstances for up to 90 days no more than once in any twelve month period.

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Piggyback Registration Rights. In the event that we propose to register any of our securities under the Securities Act, the holders of registrable securities are entitled to notice of such registration and are entitled to include their registrable securities in such registration, subject to certain marketing and other limitations. These registration opportunities are unlimited, but the number of shares that may be registered may be cut back in limited situations.

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Form S-3 Registration Rights. The holders of registrable securities may request that we register their shares if we are eligible to file a registration statement on Form S-3 and if the aggregate price of the shares sought to be offered to the public by the holders of registrable securities is at least $5,000,000. The holders of registrable securities may only require us to file two registration statements on Form S-3 in any twelve month period, and we may delay such registration under certain circumstances for up to 90 days no more than once in any twelve month period.

We are generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of these registrations. These registration rights terminate upon the earlier of (i) February 12, 2012 or (ii) such time as all of the shares of registrable securities may be sold under Rule 144 under the Securities Act during any three-month period provided that we are subject to the reporting requirements of the Exchange Act.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, our common stock or any other securities convertible into shares of our common stock. There are no redemption rights or sinking fund provisions applicable to our common stock.

Preferred Stock

We currently have no outstanding shares of preferred stock. Under our second amended and restated certificate of incorporation our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the board of directors is required by the Delaware General Corporation Law, or DGCL, and our second amended and restated certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation would fix for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

•	the distinctive serial designation of such series and the number of shares constituting such series;

•	the annual dividend rate on shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

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whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	the obligation, if any, to retire shares of such series pursuant to a sinking fund;

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whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•	the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the company; and

•	any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

Any future issuance of additional preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. Such an issuance could have the effect of decreasing the market price of the common stock. Such an issuance also could have the effect of delaying, deterring or preventing a change in control of us.

Anti-Takeover Provisions

Delaware Law. We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. These restrictions do not apply if:

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before the date that the person became an “interested stockholder,” our board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder”;

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the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after the date that the person became an “interested stockholder,” the business combination is approved by (i) our board of directors and (ii) authorized at annual or special meeting of our stockholders by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the “interested stockholder.”

The statute could have the effect of delaying, deferring, or preventing a change in control.

Bylaw and Certificate of Incorporation Provisions. Our amended and restated bylaws provide that special meetings of our stockholders may be called exclusively by a majority of our board of directors or the chairman of our board of directors. Our second amended and restated certificate of incorporation (i) provides for a board comprised of three classes of directors with each class serving a staggered three-year term, (ii) authorizes our board of directors to issue preferred stock from time to time, in one or more classes or series, without stockholder approval, (iii) requires the approval of at least two-thirds of the outstanding voting stock to amend certain provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws and (iv) does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our second amended and restated certificate of incorporation and amended and restated bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021.

Listing on the Nasdaq Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “PRTS.”

PLAN OF DISTRIBUTION

We may sell our common stock covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may distribute the common stock:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell common stock, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms of the offering of our common stock covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of common stock underwritten or purchased by each of them;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional common stock from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the common stock;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the common stock if they purchase any of the common stock, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market, if possible. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the common stock. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Cooley LLP, San Diego, California.

EXPERTS

The financial statements as of and for the year ended January 1, 2011, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended January 1, 2011, and the effectiveness of U.S. Auto Parts Network, Inc. and subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The financial statements of U.S. Auto Parts as of and for the years ended January 2, 2010 and December 31, 2008 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Ernst & Young LLP, independent registered public accountants, given on the authority of said firm as experts in accounting and auditing. The financial statements of Automotive Specialty Accessories and Parts (“WAG”) as of and for the year ended January 2, 2010 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance upon the report of BDO USA, LLP, independent registered public accountants, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing. The financial statements of WAG as of and for the year ended December 27, 2008 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance upon the report of Deloitte & Touche, LLP, independent registered public accountants, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of common stock covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our annual report on Form 10-K for the year ended January 1, 2011 (filed with the SEC on March 17, 2011), including all information incorporated by reference therein;

•	our current reports on Forms 8-K and 8-K/A filed with the SEC on August 4, 2010, October 29, 2010, February 1, 2011, February 25, 2011 and March 4, 2011;

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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 23, 2007, including any amendment or reports filed for the purpose of updating such description; and

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all filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K).

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

U.S. Auto Parts Network, Inc.

17150 South Margay Avenue

Carson, California 90746

(310) 735-0553

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or their website.

U.S. Auto Parts Network, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

On August 12, 2010, U.S. Auto Parts Network, Inc. and its subsidiaries (“USAP” or the “Company”) completed the purchase (the “Acquisition”) of all of the issued and outstanding shares of Automotive Specialty Accessories and Parts (“WAG”), the owner of Whitney Automotive Group and a leader in automobile aftermarket performance parts and accessories market. Assets acquired include intangible assets consisting of technology, trademarks and trade names, and a 350,000 square foot distribution center with offices located in La Salle, Illinois. The purchase price for WAG was $27.5 million in cash, subject to certain adjustments as set forth in that certain Stock Purchase Agreement executed August 2, 2010 (the “Purchase Agreement”) among Go Fido, Inc., WAG, 2000 Riverside Capital Appreciation Fund, L.P. and the other stockholders of WAG. The pro forma adjustments set forth herein are preliminary and have been prepared to illustrate the estimated effect of the Acquisition.

The purchase price was allocated based on an estimate of the fair value of assets and liabilities acquired as of the date of acquisition. The determination of estimated fair value requires management to make significant estimates and assumptions. The current allocation of the purchase price to property equipment and intangible assets acquired and goodwill is based on a preliminary valuation study. The Company has not completed its detailed analysis of prior year costs in order to assist in valuing the internet platform intellectual property. In addition, the Company has not completed its detailed analysis of prior year business development costs in order to assist in valuing the customer relationships. The Company expects to complete these evaluations by the second quarter of 2011. Any changes to the preliminary estimate used in the opening balance sheet could materially impact both the allocation of purchase price between the intangible assets and goodwill and the related amortization that has been previously recorded. The allocation of the purchase price will be adjusted to reflect the results of the final valuation study in the future.

The following unaudited pro forma condensed combined statement of operations for the 52 weeks ended January 1, 2011 is presented as if the Acquisition had occurred on January 3, 2010 and combines the historical consolidated results of operations for the 52 weeks ended January 1, 2011 and WAG’s historical results from January 3, 2010 through the date of acquisition, August 12, 2010. The following unaudited pro forma condensed combined statement of operations and the accompanying notes should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the 52 weeks ended January 1, 2011 which has been filed with SEC on March 17, 2011 and is incorporated by reference into this registration statement.

The unaudited pro forma condensed combined statement of operations has been prepared for illustrative purposes only and is not intended to represent or be indicative of the consolidated results of operations in future periods or the results that actually would have been achieved had the Company and WAG been a combined company during the respective period presented. The unaudited pro forma condensed combined statement of operations does not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies or additional costs of integration that the combined companies may incur. The unaudited pro forma condensed combined statement of operation also does not include the impact of restructuring activities and post merger synergy, as management is in the process of assessing what, if any, future actions are necessary. Additional liabilities ultimately may be recorded for severance and/or other costs associated with removing redundant operations that could affect amounts in the unaudited pro forma condensed combined statement of operations, and their effects may be material and would be reflected in the statement of operations.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	USAP	WAG
	52 Weeks Ended January 1, 2011	January 3, 2010 – August 12, 2010	Pro Forma Adjustments			Pro Forma Combined USAP
Net sales	$262,277	$76,608	$			$338,885
Cost of sales	172,668	53,411				226,079

Gross profit	89,609	23,197				112,806
Operating expenses:
Operating expenses	88,233	27,931		1,445	(a)	117,609
Impairment loss	—	6,905				6,905
Amortization of intangibles	2,804	—		2,840	(b)	5,644

Total operating expenses	91,037	34,836		4,285		130,158
Loss from operations	(1,428)	(11,639)		(4,285)		(17,352)
Other income (expense):
Other income	191	—		—		191
Interest expense	(471)	(2,214)		2,262	(c)	(423)

Total other (expense) income, net	(280)	(2,214)		2,262		(232)

Loss before income taxes	(1,708)	(13,853)		(2,023)		(17,584)
Income tax provision	(12,218)	—		—		(12,218)

Net loss	$(13,926)	$(13,853)		$(2,023)		$(29,802)

Basic net loss per share	$(0.46)					$(0.98)
Diluted net loss per share	$(0.46)					$(0.98)
Shares used in computation of basic net loss per share	30,269,462					30,269,462
Shares used in computation of diluted net loss per share	30,269,462					30,269,462

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements:

(a)	To record the difference in book and estimated fair value depreciation of property and equipment. For the 52 weeks ended January 1, 2011, the book depreciation was $1.0 million and the estimated fair value depreciation was $2.4 million.
(b)	To record the estimated intangible amortization associated with the customer relationships, product design intellectual property and internet platform technology acquired from WAG. The estimated useful life for each asset was four years, nine years and 10 months, respectively. These assets were fully amortized when acquired
(c)	To eliminate the historical interest expense related to WAG’s notes payable and revolving line of credit which were repaid in full at the closing of the Acquisition.

$200,000,000

COMMON STOCK

PROSPECTUS

            , 2011

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, all of which shall be borne by us, in connection with the offering of the common stock pursuant to this registration statement:

Registration Fee	$23,220
Legal Fees and Expenses	$15,000	*
Accounting Fees	$40,000	*
Printer Fees	$2,500	*
Miscellaneous	$500	*
Total	$81,220	*

*	Estimated

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) generally allows us to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by us if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by our board of directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

Our amended and restated bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibits:	Description

2.1	Stock Purchase Agreement executed August 2, 2010 among the Acquisition Sub, Automotive Specialty Accessories and Parts, Riverside and the other stockholders of Automotive Specialty Accessories and Parts (incorporated by reference to Exhibit 10.57 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2010)

3.1	Second Amended and Restated Certificate of Incorporation of U.S. Auto Parts Network, Inc. as filed with the Delaware Secretary of State on February 14, 2007 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007)

3.2	Amended and Restated Bylaws of U.S. Auto Parts Network, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007))

4.1	Specimen common stock certificate (incorporated by reference to the exhibit of the same number from the registration statement on Form S-1 of U.S. Auto Parts Network, Inc. (File No. 333-138379) initially filed with the Securities and Exchange Commission on November 2, 2006, as amended.)

4.2	Investors’ Rights Agreement dated March 3, 2006 by and between U.S. Auto Parts Network, Inc. and Oak Investment Partners XI, L.P. (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 2, 2006)

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included as Exhibit 5.1 to this filing)

23.2	Consents of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.5	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page hereto)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses field in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 2, 2011.

U.S. AUTO PARTS NETWORK, INC.

By:	/S/ SHANE EVANGELIST
Shane Evangelist
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SHANE EVANGELIST and THEODORE SANDERS, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments pursuant to Rule 462(b) under the Securities Act) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ SHANE EVANGELIST Shane Evangelist	Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2011

/S/ THEODORE SANDERS Theodore Sanders	Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2011

/S/ ROBERT J. MAJTELES Robert J. Majteles	Chairman of the Board of Directors	May 2, 2011

/S/ JOSHUA L. BERMAN Joshua L. Berman	Director	May 2, 2011

/S/ FREDRIC W. HARMAN Fredric W. Harman	Director	May 2, 2011

/S/ SOL KHAZANI Sol Khazani	Director	May 2, 2011

/S/ WARREN B. PHELPS III Warren B. Phelps III	Director	May 2, 2011

/S/ JEFFREY A. SCHWARTZ Jeffrey A. Schwartz	Director	May 2, 2011

/S/ ELLEN F. SIMINOFF Ellen F. Siminoff	Director	May 2, 2011

EXHIBIT INDEX

Exhibits:	Description

2.1	Stock Purchase Agreement executed August 2, 2010 among the Acquisition Sub, Automotive Specialty Accessories and Parts, Riverside and the other stockholders of Automotive Specialty Accessories and Parts (incorporated by reference to Exhibit 10.57 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2010)

3.1	Second Amended and Restated Certificate of Incorporation of U.S. Auto Parts Network, Inc. as filed with the Delaware Secretary of State on February 14, 2007 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007)

3.2	Amended and Restated Bylaws of U.S. Auto Parts Network, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007))

4.1	Specimen common stock certificate (incorporated by reference to the exhibit of the same number from the registration statement on Form S-1 of U.S. Auto Parts Network, Inc. (File No. 333-138379) initially filed with the Securities and Exchange Commission on November 2, 2006, as amended.)

4.2	Investors’ Rights Agreement dated March 3, 2006 by and between U.S. Auto Parts Network, Inc. and Oak Investment Partners XI, L.P. (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 2, 2006)

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included as Exhibit 5.1 to this filing)

23.2	Consents of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.5	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page hereto)